Exhibit 99.1

Delta Air Lines Baird 2019 Global Industrial Conference Paul Jacobson, Chief Financial Officer November 7, 2019

Safe Harbor Statements in this presentation that are not historical facts, including statements regarding our estimates, expectations, be lie fs, intentions, projections or strategies for the future, may be "forward - looking statements" as defined in the Private Securities Litigation Re form Act of 1995. All forward - looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward - looking statements. Thes e risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the availability of aircraft fuel; the impact of fu el hedging activity including rebalancing our hedge portfolio, recording mark - to - market adjustments or posting collateral in connection with our fuel hedge co ntracts; the performance of our significant investments in airlines in other parts of the world; the possible effects of accidents involvi ng our aircraft; breaches or security lapses in our information technology systems; disruptions in our information technology infrastructure; our dependen ce on technology in our operations; the restrictions that financial covenants in our financing agreements could have on our financial and busines s o perations; labor issues; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in s erv ices provided by third parties; failure or inability of insurance to cover a significant liability at Monroe’s Trainer refinery; the impact of envir onm ental regulation on the Trainer refinery, including costs related to renewable fuel standard regulations; our ability to retain senior management and ke y employees; damage to our reputation and brand if we are exposed to significant adverse publicity through social media; the effects of te rro rist attacks or geopolitical conflict; competitive conditions in the airline industry; interruptions or disruptions in service at major airpo rts at which we operate; the effects of extensive government regulation on our business; the sensitivity of the airline industry to prolonged periods of s tag nant or weak economic conditions; uncertainty in economic conditions and regulatory environment in the United Kingdom related to the exit of the Un ite d Kingdom from the European Union; and the effects of the rapid spread of contagious illnesses. Additional information concerning risks and uncertainties that could cause differences between actual results and forward - lookin g statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10 - K for the fiscal year ended December 31, 2018. Caution should be taken not to place undue reliance on our forward - looking statements, which represent our views only as of November 7, 2019, and which we have no current intention to update. 1

2 Current State of the Business On track to deliver ~7% top - line growth, solid margin expansion and more than 20% growth in EPS in 2019 • On track to achieve December quarter earnings and revenue guidance − Revenue environment remains solid driven by corporate and leisure demand as well as diverse revenue streams • Expect industry - leading free cash flow generation of more than $4 billion for the full year with $3 billion returned to shareholders • Consistently running the industry’s best operation with record load factors, strong brand momentum and growing loyalty base − Enabled by our employees and unique culture, Delta’s strongest competitive advantage Note: Forward - looking non - GAAP financial measures. See additional information in Appendix

Established Solid Foundation Momentum Building Following Transformational Decade 3 Accelerating Our Momentum Strengthened Competitive Advantages Delta’s Unique Culture Underpins our Success • Created a more customer - focused operation • Improved product, reliability and service • Deployed opportunistic fleet strategy • Achieved investment grade rating • Established shareholder return program • Pioneered multi - class product segmentation • Developed balanced domestic hub structure and strengthened global presence • Established industry - leading operational reliability and improved NPS • Grew revenue premium and delivered strong financial performance • Diversifying revenue stream including robust Amex growth • Leveraging scale across the business • Delivering personalization in service and offers • Driving efficiency with fleet transformation and One Delta • Maintaining financial leadership position

Established Solid Foundation Results Underscore Magnitude of Transformation 4 Accelerating Our Momentum Strengthened Competitive Advantages ($1.1B) $4.5B ~$6B $1.4B $5.8B ~$8.5B 2009 2014 2019E Pre-Tax Income Operating Cash Flow Note: Non - GAAP financial measures reconciled in Appendix

• Larger portion of our revenue is now generated by more diverse, higher - margin revenue streams • Since 2011, both premium ticket revenue and loyalty have more than doubled, with strong future growth prospects • Ancillary businesses are increasing in importance given strong growth potential and above - average margins Increasingly Diversified Top Line Improves Resiliency 5 Total Revenue Components Note: Ancillary businesses include MRO, DAL Global Services, Delta Private Jets, Delta Vacations, Delta Material Services, and Delt a F light Products; 2018 reflects new accounting standards; DAL Global Services was sold in 2018 48% 31% 9% 5% 7% Main Cabin Premium Products Loyalty Program Travel-related services Ancillary and cargo 63% 18% 5% 8% 6% 2011 $35B 2018 $44B

Remain Focused on Non-Fuel Expense Trajectory

- Continue to expect non-fuel unit cost growth for 2019 to be approximately 2%
- Full year non-fuel unit cost growth approximately 1 point higher than initial expectations
  - Higher revenue growth, incremental employee costs and one-time liability mark-ups drive increase
- Continue to target non-fuel unit cost growth of 2% or below over the long term
  - Fleet transformation and efficiency initiatives help offset inflationary pressures



Non-Fuel Unit Cost Trajectory
4.0%
~2%
2% - 3%
<2%
2015 - 2018 CAGR
2019E
2020E
Long-Term Target

Note: Adjusted for special items; non-GAAP financial measures reconciled in Appendix

DELTA 6

The Delta Difference 7 + A Powerful Brand Unmatched Competitive Advantages Long - Term Value Creation Top - Line Growth Margin Expansion Balanced Capital Allocation Culture Global Network Customer Loyalty Operational Reliability Fortress Balance Sheet

Non - GAAP Reconciliations 8 Q&A

Non-GAAP Reconciliations

Non-GAAP Financial Measures

The following tables show reconciliations of non-GAAP financial measures. The reasons Delta uses these measures are described below. Reconciliations may not calculate due to rounding.

Delta sometimes uses information ("non-GAAP financial measures") that is derived from the Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under the U.S. Securities and Exchange Commission rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The tables below show reconciliations of non-GAAP financial measures used in this presentation to the most directly comparable GAAP financial measures.

Forward Looking Projections. The company is not able to reconcile certain forward looking non-GAAP financial measures because the adjusting items such as those used in the reconciliations below will not be known until the end of the period and could be significant.

Pre-tax Income/(Loss), Adjusted

We adjust pre-tax income/(loss) for the following items to determine pre-tax income, adjusted for the reasons described below:

MTM adjustments and settlements. Mark-to-market ("MTM") adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settled during the period.

Equity investment MTM adjustments. We record our proportionate share of earnings/loss from our equity investments in Virgin Atlantic in non-operating expense. We adjust for our equity method investees' MTM adjustments to allow investors to better understand and analyze our core operational performance in the periods shown.

Restructuring and other and Loss on extinguishment of debt. Because of the variability from period to period, the adjustments for these items are helpful to investors to analyze the company’s recurring core performance in the periods shown.

	Year Ended	Year Ended
(in billions)	December 31, 2014	December 31, 2009
GAAP Pre-tax income/(loss)	$1.1	$(1.6)
Adjusted for:
MTM adjustments and settlements	2.3	–
Equity investment MTM adjustments	0.1	–
Restructuring and other	0.7	0.4
Loss on extinguishment of debt	0.3	0.1
Total adjustments	2.4	0.5
Non-GAAP Pre-tax income/(loss)	$4.5	$(1.1)

1

Non-GAAP Reconciliations

Operating Cash flow, Adjusted

We adjust operating cash flow for hedge margin because this adjustment removes the impact of current market volatility on our unsettled hedges and allows investors to better understand and analyze the company’s core operational performance in the periods shown.

Year Ended
(in billions)	December 31, 2014
Net cash provided by operating activities (GAAP)	$4.9
Adjustments:
Hedge margin	0.9
Net cash provided by operating activities, adjusted	$5.8

Non-Fuel Unit Cost or Cost per Available Seat Mile, ("CASM-Ex").

We adjust CASM for the following items to determine CASM-Ex for the reasons described below:

Aircraft fuel and related taxes. The volatility in fuel prices impacts the comparability of year-over-year financial performance. The adjustment for aircraft fuel and related taxes allows investors to understand and analyze our non-fuel costs and year-over-year financial performance.

Ancillary businesses and refinery. We adjust for expenses related to aircraft maintenance we provide to third parties, our vacation wholesale operations, our private jet operations as well as refinery cost of sales to third parties. Results also include staffing services performed by DAL Global Services. Because these businesses are not related to the generation of a seat mile, we adjust for the costs related to these areas to provide a more meaningful comparison of the costs of our airline operations to the rest of the airline industry.

Profit sharing. We adjust for profit sharing because this adjustment allows investors to better understand and analyze our recurring cost performance and provides a more meaningful comparison of our core operating costs to the airline industry.

Restructuring and other items. We exclude restructuring and other items from CASM for the same reasons described above under the heading pre-tax income/(loss), adjusted.

	Year Ended	Year Ended
	December 30, 2018	December 30, 2015
CASM (cents)	14.87	13.33
Adjusted for:
Aircraft fuel and related taxes	(3.43)	(3.07)
Ancillary businesses and refinery	(0.64)	(0.48)
Profit sharing	(0.49)	(0.60)
Restructuring and other items	–	(0.01)
CASM-Ex	10.31	9.17
CAGR	4.0%